                                                                  EXHIBIT 16




January 4, 2000
Mail Stop 11-3
Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read and agree with the comments in Item 4 of the Form 8-K of Big Buck Brewery & Steakhouse, Inc. dated December 30, 1999.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP